Exhibit 99.2

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Conference Call Transcript

SAFM - Q2 2010 Sanderson Farms Earnings Conference Call

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Final Transcript Conference Call Transcript SAFM — Q2 2010 Sanderson Farms Earnings Conference Call Event Date/Time: May 25, 2010 / 03:00PM GMT

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — Chairman & CEO
Mike Cockrell
Sanderson Farms — CFO
Lampkin Butts
Sanderson Farms — President & COO
CONFERENCE CALL PARTICIPANTS
Christine McCracken
Cleveland Research — Analyst
Ken Zaslow
BMO Capital Markets — Analyst
Farha Aslam
Stephens Inc. — Analyst
Steven Schaer
Wisco Research — Analyst
Heather Jones
BB&T Capital Markets — Analyst
Ken Goldman
JPMorgan — Analyst
Akshay Jagdale
KeyBanc — Analyst
Christina McGlone
Deutsche Bank — Analyst
PRESENTATION

Operator
Good day, and welcome to the Sanderson Farms, Incorporated second quarter 2010 conference call. Today’s call is being recorded.
At this time, for opening remarks and introductions, I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you. Good morning and welcome to Sanderson Farms’ second quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.
We issued a news release this morning announcing net earnings of $35.1 million, or $1.62 per share, for our second fiscal quarter of 2010. This compares to net income of $26.2 million, or $1.25 per share during last year’s second quarter.
I will begin the call with some general observations, but before I do, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
Thank you, Joe, and good morning everyone.
This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K, and on the Company’s quarterly report on Form 10-Q filed with the SEC in connection with our second fiscal quarter this morning. You are cautioned not to place undue reliance on forward-looking statements made this morning, and each such statement speaks only as of today. We undertake no obligation to update or to revise our forward-looking statements. External factors affecting our business, such as grain costs, market prices for poultry and the health of the overall economy, among others, remain volatile. And our view today may be very different from our view even a few days from now.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you, Mike.
Three general factors drove our results for this quarter. First, our sales volume of fresh chicken was up over 16%, compared to last spring’s lower volume that reflected production cuts. Second, our feed costs and net sales price per pound for fresh chicken did not change significantly during the quarter compared to last year’s second quarter. The additional volume allowed us to significantly lower our other costs, and expand our margins. Finally, we operated well during the quarter, and I thank everyone, our managers, employees, and our growers, for their focus on our operations.
Market prices for fresh chicken were mixed during the quarter compared to last year’s second quarter. The average Georgia dock price was lower during the quarter than last year, although retail demand remains strong. Export demand during the quarter was impacted by the well-publicized issues with China and Russia, but leg quarter market prices managed to remain flat with last year’s second quarter. Prices for boneless breast meat, however, were much better during the quarter than during last year’s second quarter. Most all of the fresh white meat produced at our big bird plants is consumed away from home, and while markets improved and there have been reports that traffic through some restaurants has shown modest improvement, we believe demand for that product will continue to be soft until American consumers regain their jobs and their confidence.
Cash market prices for corn were lower during the quarter than during last year’s second fiscal quarter, and were lower than during our first fiscal quarter of this year. Likewise, our corn cost and flocks sold were also lower. The decrease in corn costs were offset by soybean meal prices which have remained above a year ago levels since November of 2009. The March planning intentions report indicated a near record number of corn acres and more soybean acres for this year compared to last year. Planning progress reports indicate that farms across the corn belt have made good progress getting their corn crop in the ground. Weather concerns will likely contribute to volatility this summer as always, but the crop is off to a good start. As a result, we have not been aggressive pricing our corn needs and remain very close to the cash market. Given where futures contracts are trading today, if we were to price all of our corn needs for the rest of the fiscal year at yesterday’s close, cash corn costs would be lower during our third quarter compared to last year and higher during our fourth quarter. We are going to remain patient, because we believe futures are a bit high relative to fundamentals.
With respect to soybeans, supplies of old crop soybeans are projected to be tight this summer, despite more acres of beans this year, and this tightness in supply is reflected in the July Chicago Board of Trade contract price of over $275 per ton for soybean meal at yesterday’s close. We have priced a portion of our soybean meal needs through October, and based on those prices and current futures contract, our cash costs for soybean meal should be lower than a year ago, both during our third and fourth quarters. The bottom line is that our feed ingredients cost should be lower in fiscal 2010 than during fiscal 2009. Based on what we have priced to date, and assuming that we could price the rest of our needs through the end of fiscal year at current prices on the Chicago Board of Trade, our feed ingredients cost would be between $13 million to $14 million lower this fiscal year than last year, after factoring in our increased volume needs. This lower cost would translate to a decrease in the cost per dressed pound of poultry of just over $0.01 per pound for the year.
In addition to our costs, we will be closely watching the chicken markets to see how they respond to a slightly healthier consumer and relatively high prices for competing meats. Egg sets have trended above a year ago, but remain below historical averages, which should support higher prices this summer. Even more important for the long term is the reduction in pullet placements. Through the first four months of 2009, pullet placements are even with a year ago. In its report last Friday, the USDA projected a breeder flock on the ground this fall 1.4% smaller than a year ago.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call
I am pleased to report that progress continues at our Kinston, North Carolina facility. We have placed our first live birds in April and are on schedule to open the plant next January. We look forward to the opportunities this new plant will provide the Company and its employees, and look forward to the next phase of our growth in Goldsboro, North Carolina. We announced in March that the Company will build a new plant near Goldsboro, subject to certain contingencies being met, and are working to remove those contingencies, so that we can make the new big bird deboning facility a reality. Once Kinston is open and running full, the Company’s mix will be balanced more toward chill-pack, and Goldsboro will balance our mix back toward big bird. The two North Carolina plants will together add 30% more capacity to the Company and continue the Company’s growth through 2014.
At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the quarter.

Lampkin Butts — Sanderson Farms — President & COO
Thank you, Joe, and good morning, everyone.
Market prices for poultry products were mixed during the quarter, when compared to our second quarter last year. The average Georgia dock price during our second quarter was 2% lower than last year’s second quarter, averaging $0.842 per pound during the quarter compared to $0.86 per pound last year. The Georgia dock price for this week is $0.8675 per pound, which compares to $0.8775 per pound for the same week last year. The Georgia dock price reflects continued strong demand for fresh chicken in retail grocery stores.
Bulk leg quarter prices were flat for the quarter compared to last year’s second quarter, export volume to Russia was non-existent during the first calendar quarter of the year, while export volume to China was down 79.9%. Overall, exports were down 14.6% compared to last year. Bulk leg quarter prices averaged $0.352 per pound during our second quarter this year and during last year’s second quarter. [Ernaberry] bulk leg quarters are currently quoted at $0.36 per pound.
Price for jumbo wings remained strong during our second quarter, but have retreated significantly from their all-time high reached in January. Jumbo wings averaged $1.31 per pound, which is down 5.8% from the average of $1.39 per pound during last year’s second quarter. Ernaberry jumbo wings are currently $1.09 per pound.
Boneless breast prices were higher during our second quarter, increasing by 8.6% when compared to second quarter a year ago. This year’s average [ernaberry] price of $1.50 per pound compares to an average of $1.38 per pound during last year’s second quarter. Today, the Ernaberry market for boneless breast is $1.70 per pound. While boneless breast prices were much improved from the first quarter, I will echo Joe’s opinion that the improvement in boneless breast prices is a result of supply cuts more than demand improvement.
The overall result of these market price changes was essentially no change in our average sales price per pound of chicken sold. As Joe mentioned, our operating performance during the quarter was strong, and I am pleased with the performance of our growers, managers and employees.
We sold 669.9 million pounds of poultry during the second quarter, a 16.4% increase from the 575 million pounds sold during last year’s second fiscal quarter. We processed 654.6 million pounds of dressed poultry during the quarter, up from the 570 million pounds we processed during last year’s second quarter. For the first six months of the year, we sold 1.25 billion pounds of poultry products, compared to 1.18 billion last year, and processed 1.25 billion pounds this year compared to 1.14 billion last year. We now expect to process 2.57 billion pounds of fresh chicken this year, an increase of approximately 6% compared to 2009. We estimate we will process approximately 659.7 million pounds in both our third and fourth quarters.
Performance also improved at our prepared foods division during the second quarter, reflecting a more profitable sales mix and improved efficiencies. We have been pleased with the sales progress at our prepared foods plant, as well as our product mix, although we are looking for more sales at that plant. We sold 29.2 million pounds of processed chicken from our foods division through the first half of this year, compared to 30.9 million pounds through the first half of last year.
Looking ahead, we remain confident that we will continue to improve our operating performance and sales execution at foods. While we are pleased with our performance during the second quarter, there are areas of our business where performance and execution can improve.
At this point, I will turn the call over to Mike Cockrell, Chief Financial Officer.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
Thank you, Lampkin.
The 14.1% increase in net sales for the quarter, to $487.1 million from $426.8 million last year, was the result of an increase in poultry pounds sold of 16% while our sales price per pound was essentially flat. The 11.2% increase in our cost of sales for the three months ended April 30 as compared to the same three months during fiscal 2009, was the result of that 16% increase in pounds of poultry sold, while feed costs were also essentially flat with a year ago. Feed cost and flocks sold of $0.274 per pound increased 1.8%, or less than $0.005 a pound, compared to last year’s second quarter, and feed costs accounted for 47.5% of our cost of poultry products sold during the quarter, and that compares to 45.3% last year. While our net sales price for poultry products and our cost of feed and flocks sold were flat, our volume increase and our operating efficiencies allowed us to reduce our other costs in our poultry business by $0.022 per pound sold, and thus expand our margins.
Our operating margin of 11.4% compares favorably to last year’s 10.1%. The $10.8 million increase in SG&A expenses for the first half of the year reflects $2.2 million higher amortization of equity compensation grants, $1.1 million in administrative costs at Kinston, $1.4 million in higher training costs, and a $3.3 million accrual for an ESOP contribution during fiscal 2010. Interest expense decreased from $2.5 million to $1.2 million during the quarter, reflecting lower outstanding debt.
Consistent with prior years, we accrued no bonus payments for the first half of the year. If we remain profitable at current levels, during the second half of the year, we will begin accruing for bonus payments during our third fiscal quarter. The Company’s effective tax rate for the quarter and for the first six months ended April 30 was 35.7%, and for the balance of the year we expect to use that same rate. This could change if Congress passes an extension of certain Katrina-related employment tax credits.
During fiscal 2010 we now expect to spend approximately $139.8 million on capital projects, and that includes $107.4 million for Kinston. Our depreciation and amortization during the first half of the year totaled $21.9 million, and we currently expect about $44 million to $45 million for fiscal 2010. On April 7, we closed a secondary offering of 2.3 million shares of our common stock that we placed in the open market at $53 per share. The Company netted approximately $115.5 million that we booked to shareholder’s equity and cash. For purposes of calculating our GAAP net earnings per share, our weighted average fully-diluted shares outstanding during the second quarter were 21.0 million, and were 20.7 million for the six month period. For fiscal 2010, we expect fully-diluted average shares outstanding to be approximately 22 million for the full year. The full impact of the additional shares on earnings per share, of course, will be felt during fiscal 2011.
And, that completes our prepared remarks this morning, and you can now open up the call for questions.
QUESTION AND ANSWER

Operator
(Operator Instructions). We’ll take our first question from Christine McCracken with Cleveland Research.

Christine McCracken — Cleveland Research — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Christine McCracken — Cleveland Research — Analyst
Joe, it seems like you are still relatively cautious on the outlook for food service, and still, if you look at the supplies of competing meats, especially into food service, they seem like they’re going to continue to tighten. Just wondering, why wouldn’t you see a better second half in food service, absent kind of the significant improvement employment, just based on competing or smaller competing meat supplies alone.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, we think that there’s a possibility — we do think we might see better pricing this summer because of the situation you described, and perhaps even from the 90% ot the people that have their job, they may be more comfortable about going out to eat. Last year, They were very cautious even in— but I still believe we’re not going to see the real boom in demand until people get their jobs back. And — but I agree with that scenario, what you described, and we do believe there’s a — we are in a good spot right now with competing meats and the supply of poultry and we should, there’s a possibilty we should see some better pricing ahead of us.

Christine McCracken — Cleveland Research — Analyst
Any early read on contracting for fall, or is it still too early?

Joe Sanderson — Sanderson Farms — Chairman & CEO
It is too early about that. We haven’t heard a word about that yet.

Christine McCracken — Cleveland Research — Analyst
So is it your assumption then — I assume because you’re going ahead full speed with the Kinston plant, that demand would be able to get a little better by 2011. Is that kind of when you’re projecting the Boone demand?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, Kinston is a tray-pack plant, and it’s going to retail grocery, and we don’t really time plants. We are building Kinston for the next 50 years and Goldsboro for the next 50 years. We don’t time them, for the market, we — our balance sheet, and we don’t have a clue about what’s going to happen, you know, in, — I do believe that 2011, 2012, 2013, 2014, not so sure about 2011, but I don’t believe this country is going to abide 10% unemployment. If it is still 10% unemployment in 2011 and 2012, I believe there will have to be some political change. They’re not going to abide — voters are not going to tolerate 10% unemployment.

Christine McCracken — Cleveland Research — Analyst
Okay.
And then, just one other question. On inventories, it look like you sold maybe quite a bit out of inventory, it looks like that might have been a pick-up from last quarter, is there any meaningful amount of chicken still left in inventory, or is that going to be a nonissue then, in your volumes for the back half?

Joe Sanderson — Sanderson Farms — Chairman & CEO
That just, it just happens when boats ship. It doesn’t, you know, it doesn’t — you know, we — it just happens from time to time. We may build inventory next quarter and it will ship out the next month.

Lampkin Butts — Sanderson Farms — President & COO
There’s no significant change or buildup. Everything is shipping as normal. As Joe said, the timing. If the timing of a boat getting in misses the end of a quarter by a week, it is just coincidence.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
Your observation is absolutely correct though. We did, as we talked about on the last call, Christine, we had a buildup in leg quarters that we sold out of inventory during the quarter, and there are not that many left in inventory at the end of the second quarter.

Christine McCracken — Cleveland Research — Analyst
Alright. I will get back in queue. Thank you.

Lampkin Butts — Sanderson Farms — President & COO
Thank you.

Operator
We’ll go next to Ken Zaslow with BMO Capital Markets.

Ken Zaslow — BMO Capital Markets — Analyst
Good morning, everyone.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Ken Zaslow — BMO Capital Markets — Analyst
Mike, in a recent conference, you alluded to the fact that the margin structure for 2011 — I think that’s what you did — it could actually, if you times that by your volume, get different numbers. When you make a comment like that, what type of margin outlook are you looking at? Are you looking for margins in 2011 better than 2010? How do you actually think about that? You made that comment at our conference.

Mike Cockrell — Sanderson Farms — CFO
I know which — I know the comment you are talking about. We compared our margins in 2007 to 2009 and just made the observation that 2009 margins were less, on a per pound basis than 2007, but we made more money. And of course, the story there has been the story of Sanderson Farms for a long time. It’s about growth, and having more pounds to leverage into the market. You are not going to get me into making a guess as to what 2011 margins are going to be, because as Joe just said a minute ago. we have no clue about that.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You don’t know about grain, you don’t know about employment, you know, we don’t know about Russia? You don’t know, you know, we haven’t — there are too many things you don’t know about. You don’t know about production levels. And I don’t have a clue about 2011.

Ken Zaslow — BMO Capital Markets — Analyst
All right. When you say you don’t know anything about production levels, can you help me understand then, this whole breeding herd and, this pullet placement. Can 2011 production be up 5%, 7%, 2%? When you say there’s no idea of what 2011 production is, again I haven’t been doing this industry as long as you did — you have, but can you give me an idea of why you think there’s absolutely no, you know, idea of how production will be in 2011?

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, you won’t know that, you will start getting a clue about that in July and August and September, October, pullet placements then, beginning in July, August, September, will give you a clue about — actually, we put pullets down in April and May for January and February. So that tells you that April and May are for January and February. It doesn’t look like — you have already seen for January and February — and it doesn’t look like there’s going to be a lot more chickens in January and February of 2011. But you won’t know really until July, August, September, October, when you see pullet placements then, you will know more about production levels in 2011.

Ken Zaslow — BMO Capital Markets — Analyst
Fair enough. To me, I was under the impression that generally production levels are somewhat limited, and then you had food service demand, even if it doesn’t come back roaring, that it would be a — that margins likely would not go down in 2011 but, I will let you guys keep out your cautiously optimistic view, but I appreciate it. Thank you.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, I am of the opinion you are not going to see a huge increase in production levels. But I don’t know that.

Ken Zaslow — BMO Capital Markets — Analyst
Okay. So let me ask you this question, why don’t you think there’s going be a big production increase then, if you don’t have any idea of — it just feels like you do have a bigger idea than you’re — I am trying to match your comments together. The idea that there will be more limited production in 2011 —

Joe Sanderson — Sanderson Farms — Chairman & CEO
I think one is because of backing constraints on a good bitof the industry, and I think because of the China and Russia situation, and I think because of the experience of 2008 on a lot of people, it scared a lot of people to death and scared a lot of the bankers. I think there are a lot of people out there that don’t want a lot more chickens. And I think all of those things are going to influence people not to put out a lot more chickens.

Ken Zaslow — BMO Capital Markets — Analyst
Great. I appreciate it.

Operator
We will take our next question from Farha Aslam with Stevens Incorporated.

Farha Aslam — Stephens Inc. — Analyst
Hi. Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Farha Aslam — Stephens Inc. — Analyst
Your export sales seem very, very strong despite Russia being closed, could you share with us what markets you are sending the products to, and what might be incremental markets that you are sending leg quarters to?

Lampkin Butts — Sanderson Farms — President & COO
Farha, we are shipping —

Joe Sanderson — Sanderson Farms — Chairman & CEO
Some of that is proprietary, Fahra, I am going to —

Lampkin Butts — Sanderson Farms — President & COO
We are shipping the same countries we’ve been shipping, except we’re not shipping anything to Russia and we’re not shipping anything directly to China. You see the reports. Export volume is up to Mexico, the export volume is up to some of the former Soviet Union countries, and there’s more dark meat being sold in the United States.

Farha Aslam — Stephens Inc. — Analyst
Are you concerned that the recent rise in the US dollar makes it tougher for US poultry exports, particularly — and then therefore, makes Russia more important, that we get that market open?

Lampkin Butts — Sanderson Farms — President & COO
Stonger dollar makes it tougher for us to compete. Yes, that’s — it is a factor. Russia would have a lot more impact than that. I’d rather Russia open up, if we’re going to have a strong dollar. But Russia is more important.

Farha Aslam — Stephens Inc. — Analyst
Russia is more important.

Lampkin Butts — Sanderson Farms — President & COO
Yes.

Farha Aslam — Stephens Inc. — Analyst
And then, back on Sanderson specific topics, could you share with us about how much you anticipate in incremental expenditures related to training for the full year, related to the start-up at Kinston, and stuff that’s going through the SG&A line?

Mike Cockrell — Sanderson Farms — CFO
Yes. $2.5 million for the balance of the year, on Kinston. Training has been $1.4 million through the first half. I’d model the same thing for the second half. We have about staffed up our training staff as high as it is going to be. We will have those trainees and —

Joe Sanderson — Sanderson Farms — Chairman & CEO
You are going to have a little bit more — that figure you quoted in there, is that the management trainees, or the training that you are doing for the hourly employees? Kinston start up?

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
It’s the trainees’ salaries.

Joe Sanderson — Sanderson Farms — Chairman & CEO
That’s what I thought. You are going to have a little bit more than that.

Mike Cockrell — Sanderson Farms — CFO
Yes, maybe a little bit more than that. Add those two together to get the total amount for the balance of the year.

Farha Aslam — Stephens Inc. — Analyst
Okay. And do we have any costs related to Goldsboro yet?

Lampkin Butts — Sanderson Farms — President & COO
No,.

Farha Aslam — Stephens Inc. — Analyst
Okay. And then my final question is, on your bonus program that you will start accruing in the second half, how much is that kind of roughly equal to, or what are the parameters around that?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Go back and look at 2009, and what were you in 2009?

Mike Cockrell — Sanderson Farms — CFO
$12 million.

Lampkin Butts — Sanderson Farms — President & COO
Farha, you can look at the — the bonus award program is filed and you can go look at that and see the parameters. At 100%, if we earn the top ranking on earnings per share, that’s part of the bonus, the other is Agristat’s performance, and if we earn top Agristat’s performance, then you earn the full amount of that part of the bonus. But, last year we earned part of the Agristats, and about two thirds of the earnings per share, to get to that $12 million.

Farha Aslam — Stephens Inc. — Analyst
Okay.

Lampkin Butts — Sanderson Farms — President & COO
And again, if we remain profitable in the third quarter, we will begin accruing toward that level.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Farha Aslam — Stephens Inc. — Analyst
Perfect. That’s very helpful. Thank you so much.

Lampkin Butts — Sanderson Farms — President & COO
Thank you.

Operator
We will go next to Steven Schaer with Wisco Research.

Steven Schaer — Wisco Research — Analyst
Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Steven Schaer — Wisco Research — Analyst
Say, I wanted to talk a little bit about the non-feed cost of goods sold. Obviously you had much more volume, so I understand that that number is leverages. It had been running around $0.32 and now it went to $0.30, and I am just curious, you know you did have 11 million pounds, I believe, slip into this quarter as far as volume goes. As we look at that number going forward is there anything one-time about this quarter that made it so low, do you think — and since you’ll have good volume the rest of the year, that kind of $0.30 a pound would be a good starting point as far as how to model that.

Joe Sanderson — Sanderson Farms — Chairman & CEO
There was nothing one-time. There were improvements in production, there were production efficiencies, and there were efficiencies in live production, and there were efficiencies in the processing plant that were about equal. We expect that to continue through the balance of the year, and we also would expect some improvements in sales beginning in July, with some additional sales that we have picked up. I don’t know the impact that’s going to have, but it was kind of across the board live production and in processing, and I think that it was that — $0.02 a pound, wasn’t it? Non-feed improvement. It’s that stuff we talked to you about at the first of the year that we identified and picked up, and part of it was because of olume and part of it was because of efficiencies.

Steven Schaer — Wisco Research — Analyst
Okay. Great. So, it is not unreasonable to think that $0.30 might be a good baseline as far as modeling that number.

Lampkin Butts — Sanderson Farms — President & COO
Should be.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Steven Schaer — Wisco Research — Analyst
Okay. And then just one follow up I had was on the prepared foods side of things. And I am curious, you know, volume pounds sold were a little bit off this quarter. Is there anything unique there that caused pounds sold to go down, or maybe you could just talk about what’s going on there, and maybe how we should look at that business for the rest of the year?

Lampkin Butts — Sanderson Farms — President & COO
No, nothing. Nothing unusual. Other than, that segment some of our customers there, as we have mentioned earlier, food serviced demand is off, and their sales are flat to down a little bit.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Their sales are going to pick up in the third quarter, are they not?

Lampkin Butts — Sanderson Farms — President & COO
The second half should be better volume through foods than the first half.

Steven Schaer — Wisco Research — Analyst
Okay. Great. Congratulations.

Lampkin Butts — Sanderson Farms — President & COO
Thank you.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
We will go next to Heather Jones with BB&T Capital Markets.

Heather Jones — BB&T Capital Markets — Analyst
Good morning.

Lampkin Butts — Sanderson Farms — President & COO
Good morning.

Heather Jones — BB&T Capital Markets — Analyst
I have a detailish question first. I was looking through your, the Q, and just straight ahead it looks like you earned $1.64 for the quarter, but then you now have this new accounting standard, the two class method, and I was wondering if you could give us some guidance on with that distributed, undistributed earnings hit will be going forward, because in Q2 it looks like it was almost double what it was in Q1. And then the second question on that is, should we be using this diluted shares outstanding number, via the two class method going forward?

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
That is a detailish question. The —

Heather Jones — BB&T Capital Markets — Analyst
I couldn’t get to the $1.62, and it was confusing me. So I finally went through the notes and found this. I wanted to know what to do going forward.

Mike Cockrell — Sanderson Farms — CFO
That’s one of the reasons that on the call I suggested that if you are modeling for the full year, you use $22 million. It is actually $21.8 million. I round it up to $22 million, just to be conservative for the full year. The undistributed earnings are about 2.2%, if you really want to get down into the weeds of that, and for the full year, that’s what I would use. Project your earnings and your net income, and then distributed and undistributed earnings is going to be about 2.5% of that.

Heather Jones — BB&T Capital Markets — Analyst
Is that a good number to use for 2011, too?

Mike Cockrell — Sanderson Farms — CFO
I would say so.

Heather Jones — BB&T Capital Markets — Analyst
Okay. All right. Given that — what is a — given that you will have four quarters of extra shares from the stock offering and giving this new accounting standard, what is a good share count to use for 2011?

Mike Cockrell — Sanderson Farms — CFO
For 2011, add the full 2.3 million to 21.7 million, what does that come to?

Heather Jones — BB&T Capital Markets — Analyst
Okay. That’s —
All right. Then, going back to the food service question, it sounds like you are saying it is still soft, but it seems like it improved somewhat. I am wondering if you can give us a sense of how that business is trending currently year-on-year, as compared to maybe where it was trending say in January of this year. For Sanderson specifically.

Joe Sanderson — Sanderson Farms — Chairman & CEO
It hasn’t changed, Heather. We’ve picked up some new business. But our regular customers are just flat and, you know, when we are basically selling the same people and they project out what they’re going to buy, and what they think they’re going to buy, and the fact of the matter is none of them buy was much as they say they’re going to buy. They say it’s because their sales are off.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Heather Jones — BB&T Capital Markets — Analyst
But are you seeing a —

Joe Sanderson — Sanderson Farms — Chairman & CEO
That’s why these sales — this is two years in a row where almost everybody we sell, and that’s 40 or 50 or 60 accounts up there, and they project out, and we think we’re almost 100% sold out on the cook line, the fry line, and we are not, because they don’t buy near what they said they were going to buy.
But we had new — what’s going to happen in the third and fourth quarter is that we’ve picked up new some business, and —

Heather Jones — BB&T Capital Markets — Analyst
Okay.

Lampkin Butts — Sanderson Farms — President & COO
Heather, we would be, the demand side of our business food service distributors are through the foods division, we just — we don’t, we have not seen any improvement in either category. We — it is not worse, but it is just — I would say it is flat. Now the [ernaberry] boneless market and the tender market have gone up. But we —

Joe Sanderson — Sanderson Farms — Chairman & CEO
— the fresh food service. And it’s gone up and it’s two reasons. One is because of the supply and, two, one of the big processors out there has been buying boneless breast meat off and onsince March.

Heather Jones — BB&T Capital Markets — Analyst
But given that the tenders and the breast meat market is up, and production is up relative to last year, and big bird production is up relative to last year, so even more breat meat on the market, but yet boneless skinless pricing is strong. Even if food service is clearly not robust, isn’t there some improvement somewhere along the line?

Lampkin Butts — Sanderson Farms — President & COO
Yes.

Heather Jones — BB&T Capital Markets — Analyst
I know you are saying production, supply is relatively tight to historical levels, but it is still up year-on-year. So something has to have changed on the demand side. That’s what I am trying to get to.

Lampkin Butts — Sanderson Farms — President & COO
Yes, I agree with you. I just — we have not seen it from our customer base.

Heather Jones — BB&T Capital Markets — Analyst
Then, on the retail feature activities front, is it a fair expectation that chicken should get more retail feature activity going forward, given the increase in pork and beef prices?

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes.

Heather Jones — BB&T Capital Markets — Analyst
Okay. And if you hit the top end of your earnings target per your bonus program, and if you do fairly well relative to Agristats, what’s the max bonus number that we should put in, that you could feasibly see this year?

Mike Cockrell — Sanderson Farms — CFO
The max is $18 million on the earnings per share portion.

Heather Jones — BB&T Capital Markets — Analyst
Okay.

Mike Cockrell — Sanderson Farms — CFO
If you wanted a model for that.

Heather Jones — BB&T Capital Markets — Analyst
Okay. Then finally we have heard —

Joe Sanderson — Sanderson Farms — Chairman & CEO
What’s the total?

Mike Cockrell — Sanderson Farms — CFO
The total, if you add the Agristats top performance as well, is $23 million.

Heather Jones — BB&T Capital Markets — Analyst
Total?

Mike Cockrell — Sanderson Farms — CFO
No, Agristats is $5 million and earnings per share is $18 million.

Heather Jones — BB&T Capital Markets — Analyst
Okay. That’s If you — now, speaking of Agristats, we have heard that in recent weeks the average big bird complex is making somewhere between the $0.14 to $0.15 a pound, and there’s some complexes that are actually earning north of $0.20 a pound, but yet there’s still some complexes just across the industry that are losing money. First, I was wondering if you could confirm that those numbers sound right, and secondly, if there’s still a fair amount of complexes that are losing money, despite lower feed costs, gives you confidence that supply costs won’t be up dramatically in 2011.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
They’re not — the last Agristats we saw there was only one complex in the red, or two in the red.

Lampkin Butts — Sanderson Farms — President & COO
That’s March.

Joe Sanderson — Sanderson Farms — Chairman & CEO
That was March. March, we haven’t seen April. But there were probably five that were barely above water. I don’t know them — I don’t see the per pound. How much — we see per head.

Lampkin Butts — Sanderson Farms — President & COO
We haven’t seen $0.20.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Not $0.20 per pound.

Lampkin Butts — Sanderson Farms — President & COO
What was it per head, do you remember?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Probably $0.12 per pound in March, at the top.

Heather Jones — BB&T Capital Markets — Analyst
That’s in March? Okay.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes, $0.12.

Heather Jones — BB&T Capital Markets — Analyst
But going back to those complexes being in the red and five barely above water. Is that what gives you some confidence that production won’t go up dramatically in 2011?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Those things I said, banking, the experience of 2008. I think those are the primary things. 2008 is fresh on people’s mind, and there are the companies that will expand, or are typically one and two plant, maybe with the exception of Pilgrim, they’re — they’re smaller companies, and they’re good operators, and they’re not going to expand with big numbers. I don’t think there will be a huge expansion, and even if there is one, it

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call
would — it totally depends, if you go back and look at the numbers, and look at your egg set numbers going back to 2007 and 2006. 2007 is a good year to look and it was a profitable year, and it totally depends on demand, export demand and demand in the US. I don’t remember what we made in 2007, but it was $3.90 a share or somewhere thereabout, and we were setting 218 million eggs, but we had pretty even demand across the board. And decent exports. I am not worried about the production increases if you have demand on the other side of that.

Heather Jones — BB&T Capital Markets — Analyst
Okay. Thank you.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
We will take our next question from Ken Goldman with JPMorgan.

Ken Goldman — JPMorgan — Analyst
Good morning.

Lampkin Butts — Sanderson Farms — President & COO
Morning.

Ken Goldman — JPMorgan — Analyst
I had to hop off so forgive me if this has been asked, but if my math is right you are now at negative net debt. I appreciate the reasons why you are debt averse, and I know it helps you grow when others can’t, but just curious, Mike, how sustainable you see this, and if it is not sustainable, obviously it is a good thing, right? But if it is not sustainable, what’s the capital structure going to look like a year from now?

Mike Cockrell — Sanderson Farms — CFO
Well, depends on how much money we make for the balance of the year. We have some pretty heavy spends coming up, the construction in Kinston is going to get heavy this summer, so we will have plenty of needs for our cash, but at the end of the day, we’re fully paid off on our revolver, we have the $50 million fixed term piece that we will begin amortizing in 2012. So the capital structure during 2011 should look exactly like it does today. Now we will have to go renegotiate our bank loan agreement this winter. We will start on that this calendar year and hopefully complete it the first of next calendar year, but we will plan to keep a revolver similar in scope, terms and conditions as what we currently have in place. But don’t expect any significant changes.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We don’t want to be — we don’t want to be to have a capital structure like that, but we think we are going spend it pretty rapidly between these two complexes.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Ken Goldman — JPMorgan — Analyst
Understood. And then, separate issue. The US is holding hearings, or has held hearings,on competition in the chicken space, and from what I understand, it’s a lot of sound and fury, but I am curious what your take is on that and whether you think there’s any chance of any changes or regulations that may affect you going forward.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We have the longest term contract in the industry. We have a 15-year contract. We have a provision in our contract, and have since 1990, when — 1997, we did not require our growers to put in any new equipment — I doubt very — we did not anticipate any regulation that would — of course I say that — I don’t really know, but I wouldn’t anticipate anything that would be terribly burdensome on us, but I don’t know that. I don’t know what they’re contemplating, actually.

Ken Goldman — JPMorgan — Analyst
Thanks very much.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
We’ll take our next question from Akshay Jagdale with KeyBanc.

Akshay Jagdale — KeyBanc — Analyst
Good morning. Congratulations and good quarter.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Akshay Jagdale — KeyBanc — Analyst
Joe, can you — I think you have — one thing that was very helpful. You had mentioned an egg set number in absolute terms. That sort of has become a benchmark in my head. What would pullet placements or broiler, the layers available have to be over the next three or four months for us to even come close to that 215 million weekly average on egg sets that we saw in 2007? I mean I have the layers available for the prior year, but is there something you are looking at in absolute terms that would get you worried for next year?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Nothing would worry me about next year. I don’t get worried. I am not going to get worried about egg sets if they — you know, I don’t get worried about that. I would have to go back and look and see what the percentage is and stuff don’t do that.
You asked me about absolute. I would have to go back and look and see what the breeder flocks were and the pullet placements were in 2006 to build the breeder flock to get to the numbers, and see what the breeder flock size was in 2007. I don’t remember those. I think absolute numbers are more important than percentages. But you would need to see what the pullet placements were in 2006 to get to the breeder flock that produces 218 million to 220 million eggs. And I don’t have that number. I will get that number for you. I have it somewhere. But I’m not going to worry about it, and if it happens. It happens.
You know, without seeing the demand, food service and Russia opened, I think that might be problematic.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Akshay Jagdale — KeyBanc — Analyst
That’s helpful. You have been very hesitant in the past to say the industry is quote unquote rational. Are you willing to say that now, because you have been talking a lot about credit constraints and whatnot. Are you comfortable to say that the industry is maybe more rational today? Because I know you have been in the past to say that.

Joe Sanderson — Sanderson Farms — Chairman & CEO
I think that — I don’t know that they’re rational. I think that they’re — the bankers are rational, and I think the bankers become concerned when no assets changed hands in 2008, and that was the first time during a down cycle that nobody could sell any assets. And there were lots of assets for sale and usually when you have a down cycle or a bankruptcy, somebody is there to buy, and nothing changed hands except the plant in Louisiana and the state of Louisiana invested more than Pilgrim’s did in it. I mean, more than Foster Farms did. So I don’t know that I am ready to say the industry is rational. I think some people became fearful.

Akshay Jagdale — KeyBanc — Analyst
How much capital do you really need to just expand your — not to put in a new plant, but there’s quite a few people out there who are operating below optimal capacity utilization rates. Does it really take a lot of capital for you to just, sort of increase your breeders flock by 5% or 6%?

Joe Sanderson — Sanderson Farms — Chairman & CEO
No, no. Very little capital.

Mike Cockrell — Sanderson Farms — CFO
The only thing, though, that they would have to be thinking about is the same thing all of us did in 2008, when we had to come up with $60 million to fund working capital needs because corn went to $8 a bushel. We didn’t pay that for it, but you’ve got that out there. If you put the pullets down, you’re going to have to feed them, and you are going to feed the broilers, and your’re going to have buy the grain, and that does impact — There’s no way to answer that question accurately, without knowing where all of those costs are going to go.

Akshay Jagdale — KeyBanc — Analyst
Okay. That’s helpful. And then just one on grains longer term, I know there has been a lot of talk about E-15 and that mandate maybe coming through. What is your view on that, and what do you think if that gets approval? What kind of impact could that have on corn prices?

Joe Sanderson — Sanderson Farms — Chairman & CEO
We think that probably it is going up, the mandate is going up. We don’t know if it is going to be 12 or 13 or 15. I think initially, it will make corn prices go up and I think long term, though, corn yields are going to continue to increase, and it is just an environment we will have to deal with. You know, we are dealing with $3.50 corn now, and instead of $2.50. It is just something we will have to live with.
But, the ethanol people are going to have to live with it, too. They are going to have to deal with higher priced corn, and you know,we are not going have good weather in Midwest every year from now on, we are going to have — and we’ve missed it last year — we are going to have a year when there’s going be a bad crop. And the ethanol people are going to have to pay $6.50 or $7.50 for corn, and if oil is $65 a barrel, like it is today, or $67, when that happens it’s going to be difficult for them.

Akshay Jagdale — KeyBanc — Analyst
Thank you. I’ll pass it along.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Operator
We will take a follow up question from Christine McCracken with Cleveland research.

Christine McCracken — Cleveland Research — Analyst
Yes. Just one quick follow up, on the trucking situation. Apparently, it is tight this time of year, apparently, anyhow. But with the delay in the Florida crop, I guess, there has been some reports, I guess, of some tighter than normal refrigerated trucks. I’m just wondering, is that an issue for you, or have you seen anything like that?

Joe Sanderson — Sanderson Farms — Chairman & CEO
Not really. It was about — around Easter, it got tight. It was — three or four weeks ago,. It got a little tight and then it’s loosened back up. Not a — not bad. We — I don’t know, what percentage do we ship on our own trucks? Do you know? It hasn’t been an issue.

Christine McCracken — Cleveland Research — Analyst
Okay. And then, just on fuel costs, generally as you look out on distribution, is that — when you look at your pre-unit costs are you assuming kind of flattish or lower fuel costs into the second half?

Mike Cockrell — Sanderson Farms — CFO
It’s not- it’s going to be — it looks like it may be a little bit lower, Christine, but it is not going to be a big number.

Lampkin Butts — Sanderson Farms — President & COO
We haven’t —

Mike Cockrell — Sanderson Farms — CFO
We haven’t booked it. But as we have said before, when it is going the other way as well. It doesn’t move the needle a whole lot for us.

Joe Sanderson — Sanderson Farms — Chairman & CEO
It’s not a big percentage of our costs.

Christine McCracken — Cleveland Research — Analyst
All right. Thanks.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
And we’ll take a follow up from Heather Jones with BB&T Capital Markets.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Heather Jones — BB&T Capital Markets — Analyst
Thanks. I just have a couple of quick questions. The stock compensation, should we be looking at a roughly — a $2 million increase for Q3 and Q4?

Mike Cockrell — Sanderson Farms — CFO
Let me look at the number. What’s your other question?

Heather Jones — BB&T Capital Markets — Analyst
The other question is on these Kinston costs, I know that start up for Goldsboro is just starting 2011, but I was wondering what you’re projecting for those costs? I’m trying to figure out what a delta, a rough delta would be, year-on-year, for the start up training costs in 2011 versus 2010.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Goldsboro start up costs.

Mike Cockrell — Sanderson Farms — CFO
It is going to be — if you are modeling that far out.

Joe Sanderson — Sanderson Farms — Chairman & CEO
You are not going to hit much Goldsboro start up in 2011. It will be a little bit, but it won’t be as much because you will — most of Goldsboro is going to come in 2012.

Heather Jones — BB&T Capital Markets — Analyst
So that is roughly $8 million of costs that will go away in 20111.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Yes.

Heather Jones — BB&T Capital Markets — Analyst
Okay.

Mike Cockrell — Sanderson Farms — CFO
It will come back.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Back in 2012.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Mike Cockrell — Sanderson Farms — CFO
The year-to-date amortization of stock has been 3.5 million.

Heather Jones — BB&T Capital Markets — Analyst
Yes.

Mike Cockrell — Sanderson Farms — CFO
For the second half of the year, it will be roughly that. I will have to throw in this caveat. Before — part of that is performance shares, during the first six months of the year, 2.1 million of that amortization was related to restricted stock that is time-based and has accrued ratably over the life of that restricted stock, 1.415 million of that was amortization of performance shares. The amortization of those shares depends on performance, they’re tied directory to the Company achieving targets on return on sales and return on equity, and those targets are public, they’re filed with the SEC of course, but we have begun amortizing a grant that was made in 2008 and a grant that was made in 2009 that appears to us will be achieved. So we started amortizing that, but it will depend on performance.

Heather Jones — BB&T Capital Markets — Analyst
So that when you say 3.5 in the back half, that assumes —

Mike Cockrell — Sanderson Farms — CFO
That assumes a level of profitability similar to what we have achieved so far this year.

Heather Jones — BB&T Capital Markets — Analyst
Okay. All right. Thank you again.

Operator
We will take a question from Christina McGlone with Deutsche Bank.

Christina McGlone — Deutsche Bank — Analyst
Hi. Good morning.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Good morning.

Christina McGlone — Deutsche Bank — Analyst
I had trouble getting in the queue. I guess I have three questions. First, on leg quarter pricing, it has held very firm. I am starting to hear that maybe there’s some issues in the Baltic with inventory levels, and I am wondering what you think of that, and if that could impact the leg quarter pricing that we see on [earnaberry]?

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Joe Sanderson — Sanderson Farms — Chairman & CEO
Christina, we have, as you said, leg quarter prices have been flat. There’s — we don’t my export group doesn’t see any improvement in those prices without Russia opening up. We did see a lot of product going into those, some of the former Soviet Union countries that shipp to the (inaudible) over there, and that could indicate some inventory build up. But it hasn’t affected the markets yet. We need Russia to open up.

Christina McGlone — Deutsche Bank — Analyst
Okay.

Lampkin Butts — Sanderson Farms — President & COO
Some of that product may be shipping. We — we think some of that product may be leaving though some of those countries, and crossing the border into Russia. If you will look at the — we don’t know that. We just see the volume increasing in some countries that border Russia, some people speculate that some could be working its way into Russia. We do — we can’t confirm that yet.

Christina McGlone — Deutsche Bank — Analyst
Okay. Thank you. Second question, I was just wondering about the grower availability in North Carolina. There has been some reluctance on the part of lenders and some other processors in their region expressed concern. I am wondering if you are runing into that or if that exists, and maybe that’s one of the reasons for your, for saying that production won’t dramatically increase.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Well, I can tell you that we are ahead of schedule in North Carolina. — with our grower sign. We needed 28 pullet houses, which are all committed,.

Mike Cockrell — Sanderson Farms — CFO
24.

Joe Sanderson — Sanderson Farms — Chairman & CEO
24, I’m sorry. And 48 hen houses. We have thirty of those committed. We need 360 broiler houses, and have 330 of those committed. And that’s ahead of schedule. So, we are in good shape there.
There are, I mean, in the last two years, there have been some changes in banks that are willing to lend to chicken growers, and we have seen that some banks want more of a security down payment up front, but it has not been an issue for us in North Carolina.

Christine McCracken — Cleveland Research — Analyst
Thank you. Last question, it is a little bit early, but talking about Kinston, what do you think about the retail pricing program when Kinston comes online, because you have competitors talking about increasing their case-ready business, you have two smaller players on the East Coast increasing the case ready business, so I am just curious if it is going be competitive, not just because of Kinston but because of the competitive response.

Joe Sanderson — Sanderson Farms — Chairman & CEO
We think it will be very competitive. We — we have actually opened since 1993, this will be our fourth retail plant to open, and every time we open one, it is very competitive. And this is not going be any different. And we are going to have to fight our way in, and we expect to do that.

Final Transcript
May 25, 2010 / 03:00PM GMT, SAFM — Q2 2010 Sanderson Farms Earnings Conference Call

Christine McCracken — Cleveland Research — Analyst
Okay. Thank you.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you.

Operator
With no further questions in the queue, I would like to turn the conference back to Joe Sanderson with any additional or closing remarks.

Joe Sanderson — Sanderson Farms — Chairman & CEO
Thank you, Ann. And thank all of you for spending time with us this morning. We look forward to reporting our results to you throughout the year. Thank you.

Operator
This does conclude today’s conference. We thank you for your participation.

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